EXHIBIT 3.2

BYLAWS
OF
IMPERIAL INDUSTRIES, INC.
a Delaware corporation

ARTICLE I
STOCKHOLDERS

1. CERTIFICATES REPRESENTING STOCK.  Certificates representing stock in the corporation shall be signed by, or in the name of, the corporation by the President and Secretary of the corporation.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock shall set forth thereon the statements prescribed by the Delaware Corporation Law.  Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

The corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2. UNCERTIFICATED SHARES.  Subject to any conditions imposed by the Delaware Corporation Law, the Board of Directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the corporation shall be uncertificated shares.  Within a reasonable time after the issuance or transfer of any uncertificated shares, the corporation shall send to the registered owner thereof any written notice prescribed by the Delaware Corporation Law.

3. FRACTIONAL SHARE INTERESTS.  The corporation may, but shall not be required to, issue fractions of a share.  If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.  A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation.  The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares or uncertificated full shares, before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

4. STOCK TRANSFERS.  Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and, in the case of shares represented by certificates, on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Every certificate evidencing shares that are restricted as to sale, disposition, or other transfer shall bear a legend summarizing the restriction or stating that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of the restriction.

5. RECORD DATE FOR STOCKHOLDERS.  For the purpose of determining the stockholders for any purpose, the board of directors may either require the stock transfer books to be closed for up to seventy days or fix a record date, which shall be not more than 70 days before the date on which the action requiring the determination is to be taken.  However, a record date shall not precede the date upon which the resolution fixing the record date is adopted.  If the transfer books are not closed and no record date is set by the board of directors, the record date shall be determined as follows:  For determining stockholders entitled to demand a special meeting, the record date is the date the first such demand is delivered to the Corporation; For determining stockholders entitled to a share dividend, the record date is the date the board of directors authorizes the dividend;  If no prior action is required by the board of directors pursuant to the Florida Business Corporation Act, the record date for determining stockholders entitled to take action without a meeting is the date the first signed written consent is delivered to the Corporation; If prior action is required by the board of directors pursuant to the Florida Business Corporation Act, the record date for determining stockholders entitled to take action without a meeting is at the close of business on the day that the board of directors adopts a resolution taking such prior action; and for determining stockholders entitled to notice of and to vote at an annual or special stockholders meeting the record date is as of the close of business on the day before the first notice is delivered to the stockholders.  When a determination of the stockholders entitled to vote at any meeting has been made, that determination shall apply to any adjournment of the meeting, unless the board of directors fixes a new record date.  The board of directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

6. MEANING OF CERTAIN TERMS.  As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the certificate of incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the Delaware Corporation Law confers such rights notwithstanding that the certificate of incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the certificate of incorporation, except as any provision of law may otherwise require.

7. STOCKHOLDER MEETINGS.

A. TIME.  The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the incorporation of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.  A special meeting shall be held on the date and at the time fixed by the directors.

B. PLACE.  Annual meetings and special meetings shall be held at such place, within or outside the State of Delaware, as the directors may determine, from time to time.

C. CALL.  Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

D. NOTICE OR WAIVER OF NOTICE.  Written notice of all meetings shall be given, stating the place, date, and hour of the meeting and stating the place within the city or other municipality or community at which the list of stockholders of the corporation may be examined.  The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes.  The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called.  The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Delaware Corporation Law.  Except as otherwise provided by the Delaware Corporation Law, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and directed to each stockholder at his record address or at such other address which he may have furnished by request in writing to the Secretary of the corporation.  Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States Mail.  If a meeting is adjourned to another time, not more than thirty days hence, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting.  Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein.  Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

E. STOCKHOLDER LIST.  A complete alphabetical list of the names of the stockholders entitled to receive notice of and to vote at the meeting shall be prepared by the secretary or other authorized agent having charge of the stock transfer book.  The list shall be arranged by voting group and include each stockholder’s address, and the number, series, and class of shares held.  The list must be made available at least 10 days before and throughout each meeting of stockholders, or such shorter time as exists between the record date and the meeting.  The list must be made available at the Corporation’s principal office, registered agent’s office, transfer agent’s office or at a place identified in the meeting notice in the city where the meeting will be held.  Any stockholder, or the stockholder’s, agent or attorney, upon written demand and at the stockholder’s own expense may inspect the list during regular business hours.  The list shall be available at the meeting and any stockholder, or the stockholder’s agent or attorney is entitled to inspect the list at any time during the meeting or its adjournment.

If the requirements of this section have not been substantially complied with, the meeting, on the demand of any stockholder in person or by proxy, shall be adjourned until the requirements of this section are met.  If no demand for adjournment is made, failure to comply with the requirements of this section does not affect the validity of any action taken at the meeting.

F. CONDUCT OF MEETING.  Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders.  The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

G. PROXY REPRESENTATION.  Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting.  Every proxy must be signed by the stockholder or by his attorney-in-fact.  No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

H. INSPECTORS.  The directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and so such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by him or them and execute a certificate of any fact found by him or them.  Except as otherwise required by the Delaware General Corporation Law, the provisions of that Section shall not apply to the corporation.

I. QUORUM.  A majority of the shares entitled to vote, represented in person (whether by teleconference or telephone) or by proxy, constitutes a quorum at a meeting of stockholders.  A stockholder may vote either in person or by proxy executed in writing by the stockholder or stockholder’s duly authorized attorney-in-fact.  After a quorum has been established at a stockholders’ meeting, a withdrawal of stockholders that reduces the number of stockholders entitled to vote at the meeting below the number required for a quorum does not affect the validity of an adjournment of the meeting or an action taken at the meeting prior to the stockholders’ withdrawal.  Presence at a meeting for the purposes of determining a quorum and voting may be in person (which shall include presence by electronic means such as video conferencing, telephone or any other electronic media wherein all stockholders participating may simultaneously hear each other) or by proxy. Authorized but unissued shares including those redeemed or otherwise reacquired by the corporation, and shares of stock of the Corporation owned by another corporation or other entity the majority of the voting stock of which is owned or controlled by the Corporation, directly or indirectly, at any meeting shall not be counted in determining the total number of outstanding shares at any time.

J. VOTING.  Each share of stock shall entitle the holders thereof to one vote.  Directors shall be elected by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Any other action shall be authorized by a majority of the votes cast except where the Delaware Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate of incorporation and these Bylaws.  In the election of directors, and for any other action, voting need not be by ballot.

The chairman of the board, the president, any vice president, the secretary, and the treasurer of a corporate stockholder are presumed to possess, in that order, authority to vote shares standing in the name of a corporate stockholder, absent a bylaw or other instrument of the corporate stockholder designating some other officer, agent, or proxy to vote the shares.  Shares held by an administrator, executor, guardian, or conservator may be voted by that person without a transfer of the shares into his or her name.  A trustee may vote shares standing in the trustee’s name, but no trustee may vote shares that are not transferred into the trustee’s name.  If a receiver is authorized to do so by an appropriate order of the court by which he was appointed, the receiver may vote shares standing in his or her name or held by or under his control, without transferring the shares into his or her name.  A stockholder whose shares are pledged may vote the shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares unless the instrument creating the pledge provides otherwise.

8. STOCKHOLDER ACTION WITHOUT MEETINGS.  Any action required by the Delaware Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less that unanimous written consent shall be given to those stockholders who have not consented in writing.  Action taken pursuant to this paragraph shall be subject to the provisions of the Delaware General Corporation Law.

ARTICLE II
DIRECTORS

1. FUNCTIONS AND DEFINITION. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation.  The Board of Directors shall have the authority to fix the compensation of the members thereof.  The use of the phrase “whole board” herein refers to the total number of directors which the corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER.  A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware.  The initial Board of Directors shall consist of two (2) persons.  The number of directors may be increased or decreased from time to time by action of the board of directors or stockholders, but no decrease shall have the effect of shortening the term of any incumbent director, unless the stockholders remove the director.

3. ELECTION AND TERM.  The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Any director may resign at any time upon written notice to the corporation.  Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  Except as the Delaware Corporation Law may otherwise require, in the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

4. MEETINGS.

A. TIME.  Meetings shall be held at such time as the Board shall fix except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

B. PLACE.  Meetings by the Board of Directors shall be held at such place within or outside the State of Delaware.

C. CALL.  No call shall be required for regular meetings for which the time and place have been fixed.  Special meetings may be called by or, at the direction of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, of the President, or of a majority of the directors in office.

D. NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.  No notice shall be required for regular meetings for which the time and place have been fixed.  Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat.  Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated there in.  Attendance of any such person at a meeting shall constitute a waiver of, notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need by specified in any written waiver of notice.

E. QUORUM AND ACTION.  A majority of the whole Board shall constitute a quorum for the transaction of business, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board.

A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place.  Except as herein otherwise provided, and except as otherwise provided by the Delaware Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.  The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the Delaware Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

F. CHAIRMAN OF THE MEETING.  The Chairman of the Board, if any and if present and acting, shall preside at all meetings.  Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS.  Except as may otherwise be provided by the Delaware Corporation Law, at a meeting of the stockholders called for that purpose, the stockholders, by a vote of the holders of a majority of the shares entitled to vote at an election of directors, may remove any director, or the entire Board of Directors, with or without cause, and fill any vacancy or vacancies created by the removal.

6. COMMITTEES.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by the Delaware General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

7. WRITTEN ACTION.  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III
OFFICERS

1. APPOINTMENT.  The officers of the corporation shall consist of a President, Vice-President and Secretary, and, if deemed necessary, expedient, or desirable by the Board of Directors, may appoint a Treasurer, and any other officer positions as established by the Board of Directors.  The officers shall be appointed initially by the Board of Directors at the organizational meeting of the Board of Directors and thereafter at the first meeting of the board following the annual meeting of the stockholders each year.  The board from time to time may elect or appoint other officers, assistant officers, and agents, who shall have the authority and perform the duties prescribed by the board.  An elected or duly appointed officer may in turn, appoint one or more officers or assistant officers, unless the board disapproves or rejects the appointment.  All officers shall hold office until their successors have been appointed, qualified or until their earlier resignation, removal from office or death.  Any number of offices may be held by the same person, as the board may determine.  The failure to appoint a president, secretary, or treasurer shall not effect the existence of the Corporation.

2. AUTHORITY.  All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolutions of the Board of Directors designating and choosing such officers and prescribing their authority and duties as are incident to their office except to the extent that such resolutions may be inconsistent therewith.  The Secretary or an Assistant Secretary of the corporation shall record all of the proceedings of all meetings and actions in writing of stockholders, directors, and committees of directors, and shall exercise such additional authority and perform such additional duties as the Board shall assign to him.

A. PRESIDENT.  The president, subject to the directions of the board of directors, is responsible for the general and active management of the business and affairs of the Corporation, has the power to sign certificates of stock, bonds, deeds, and contracts for the Corporation, and shall preside at all meetings of the stockholders.

B. VICE PRESIDENTS.  Each vice president has the power to sign bonds, deeds, and contracts for the Corporation and shall have the other powers and perform the other duties prescribed by the board of directors or the president.  Unless the board otherwise provides, if the president is absent or unable to act, the vice president who has served in that capacity for the longest time and who is present and able to act shall perform all the duties and may exercise any of the powers of the president.  Any vice president may sign, with the secretary or assistant secretary, certificates for stock of the Corporation.

C. SECRETARY.  The secretary shall have the power to sign contracts and other instruments for the Corporation and shall (a) keep the minutes of the proceedings of the stockholders and the board of directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) maintain custody of the corporate records and the corporate seal, attest the signatures of officers who execute documents on behalf of the Corporation, authenticate records of the Corporation, and assure that the seal is affixed to all documents of which execution on behalf of the Corporation under its seal is duly authorized, (d) keep a register of the post office address of each stockholder that shall be furnished to the secretary by the stockholder, (e) sign with the president, or a vice president, certificates for shares of stock of the Corporation, the issuance of which have been authorized by resolution of the board of directors, (f) have general charge of the stock transfer books of the Corporation, and (g) in general perform all duties incident to the office of secretary and other duties as from time to time may be prescribed by the president or the board of directors.

D. TREASURER.  The treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit monies in the name of the Corporation in the banks, trust companies, or other depositaries as shall be selected by the board of directors, and (c) in general perform all the duties incident to the office of treasurer and other duties as from time to time may be assigned to him by the president or the board of directors.  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in the sum and with the surety or sureties that the board of directors determines.

3. REMOVAL OR RESIGNATION OF OFFICERS; VACANCIES.  An officer or agent elected or appointed by the board of directors or appointed by another officer may be removed by the board whenever in its judgment the removal of the officer or agent will serve the best interests of the Corporation.  Any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.  Removal shall be without prejudice to any contract rights of the person removed.  The appointment of any person as an officer, agent, or employee of the Corporation does not create any contract rights.  The board of directors may fill a vacancy, however occurring, in any office.

An officer may resign at any time by delivering notice to the corporation.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date, its board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.  An officer’s resignation does not affect the officer’s contract rights, if any, with the corporation.

4. SALARIES.  The board of directors from time to time shall fix the compensation of the officers, and no officer shall be prevented from receiving his or her compensation merely because he is also a director of the Corporation.

ARTICLE IV
CORPORATE SEAL

The corporate seal shall be in such form as the Board of Directors shall prescribe.

ARTICLE V
FISCAL YEAR

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI
CONTROL OVER BYLAWS

Subject to the provisions of the certificate of incorporation and the provisions of the Delaware Corporation Law, these bylaws may be repealed or amended, and additional bylaws may be adopted by either a vote of a majority of the full Board of Directors or by vote of the holders of a majority of the issued and outstanding shares entitled to vote but the Board of Directors may not amend or repeal any bylaw adopted by the stockholders if the stockholders specifically provide that the bylaws is not subject to amendment or repeal by the directors.  In order to be effective any amendment approved hereby must be in writing and attached together with these Bylaws.

ARTICLE VII
INDEMINIFICATION

Any person, his or her heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he or she is or was a director, officer, employee, or agent of the Corporation or serves or served any other corporation or other enterprise in any capacity at the request of the Corporation, shall be indemnified by the Corporation, and the Corporation may advance his or her related expenses to the full extent permitted by Florida law.  In discharging his or her duty, any director, officer, employee, or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (i) more officers or employees of the Corporation whom the director, officer, employee, or agent reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants, or other persons as to matters that the director, officer, employee, or agent believes to be within that person’s professional or expert competence, or (iii) in the case of the director, a committee of the board of directors upon which the director does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent.  The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his or her heirs, or personal representatives may be entitled.  The Corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying these persons.  The insurance may be for the benefit of all directors, officers, or employees.

ARTICLE VIII
DIVIDENDS

The board of directors from time to time may declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX
STOCKHOLDERS’ AGREEMENT

In the event of any conflict between the provisions of these bylaws and any stockholders’ agreement entered into by the owners of all of the issued and outstanding shares of the Corporation’s capital stock or their predecessors in ownership, as among the stockholders, the provisions of such stockholders’ agreement shall take precedence.  This article may only be amended or repealed by a vote of the stockholders.

ARTICLE X
COUNTERPART AND FACSIMILE SIGNATURES

Actions taken by the Stockholders and/or the Board of Directors by written consent, pursuant to the Florida Business Corporation Act, may be executed in one or more counterparts, all of which together shall constitute one and the same document and facsimile signatures shall have the same effect as original signatures.